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            PLEASE READ THE ATTACHED INSTRUCTIONS BEFORE COMPLETING

                        TEXAS BIOTECHNOLOGY CORPORATION
                                 RESPONSE FORM

For Record Holders of Redeemable Common Stock Purchase Warrants issued December
15, 1993 (CUSIP NO. 88221T112) (the "Warrants").

                     A COPY OF THIS RESPONSE FORM SHOULD BE
                   SUBMITTED TO THE WARRANT AGENT AS FOLLOWS:

                          If Hand Delivered or Mailed:

                              THE BANK OF NEW YORK
                           REORGANIZATION DEPARTMENT
                              101 BARCLAY, 11 EAST
                            NEW YORK, NEW YORK 10286

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
  Name and Address of Record Holder:              Certificate No.                     No. of
                                                                                     Warrant
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                                               ---------------------------------------------
                                               ---------------------------------------------
                                               ---------------------------------------------
                                                               Total Shares
                                               ---------------------------------------------

     The undersigned, as record holder of the Warrants described above represent that I have full authority to tender the Warrants and that I have duly executed this Response Form. Alternatively, I represent that I am the nominee record holder submitting the same for the beneficial owner thereof who has made the foregoing representation to me. I will execute any additional documents necessary or desirable to complete the tender transaction and will otherwise cooperate with the Company in amending the Warrant Certificate(s) and completing the extension of the exercise deadline. I understand that upon completion of the extension of the exercise deadline, I will receive either (i) a "sticker" for existing certificates, which will be mailed to the name and address shown above or pursuant to the special mailing instructions set forth below or (ii) contact
The Bank of New York (the "Warrant Agent") at the number above to request new
Warrant certificates. Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on December 11, 1998. See Instruction Number 4.

PLEASE SIGN AND DATE BELOW

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
Printed
Name:
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Signature:
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Capacity:
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Address:
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Date:
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Telephone:   (   )
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            PLEASE READ THE ATTACHED INSTRUCTIONS BEFORE COMPLETING
                       PLEASE DO NOT WRITE IN SPACE BELOW

                                  INSTRUCTIONS

     1. GENERAL. This response form is to be used by record holders for the tender of Redeemable Common Stock Purchase Warrants issued December 15, 1993
(CUSIP No. 88221T112) (the "Warrants"), by Texas Biotechnology Corporation (the
"Company"). If you are such a record holder and you desire to tender your Warrants, you should complete and execute the Response Form attached hereto and return it to the Warrant Agent. If you properly tender your Warrants, the Warrant Agent will forward to you or the Depository Trust Company with regard to book-entry Warrants stickers or new certificates reflecting the extension of the expiration date.

     2. COMPLETION AND DELIVERY OF THE RESPONSE FORM. Please fill out the boxes on the Response Form. Please print or type the name and address of the record holder of the Warrants in the box indicated. The name of the record holder should correspond with the name of which the Warrants are registered. Date, sign and provide any other information requested on the Response Form, as appropriate. The method of delivery of the Response Form and any other required documents is at the opinion and risk of the holder but, delivery will be deemed made only when actually received by the Warrant Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.

     3. SIGNATURES ON RESPONSE FORM. If the Response Form is signed by the record holder of the Warrants exercised hereby, the signature must correspond with the name in which the Warrants are registered, as written on the face of the Warrant Certificate(s), without alteration, enlargement or any change whatsoever. If the Warrants tendered hereby are owned of record by two or more joint owners, all such owners must sign the Response Form. If the Response Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, corporate officer or other person acting in a fiduciary capacity, such person should so indicate when signing and proper evidence satisfactory to the Warrant
Agent of his authority so to act must be submitted.

     4. WITHDRAWAL OF TENDER. Warrant holders may revoke their tender at any time prior to the expiration of the tender offer. Revocations must be received by the Warrant Agent on or prior to 5:00 p.m., eastern standard time, December
11, 1998. The method of delivery of the revocation is at the option and risk of the holder but, delivery will be deemed made only when actually received by the Warrant Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly issued, be used.

     5. REQUEST FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of this Response Form and the Notice dated
November 12, 1998, may be directed to the Warrant Agent or to the Company at the addresses set forth below:

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
                      The Warrant Agent:            The Company:
                      REORGANIZATION DEPARTMENT     STEPHEN MUELLER
                      THE BANK OF NEW YORK          TEXAS BIOTECHNOLOGY CORPORATION
                      101 BARCLAY, 11 EAST          7000 FANNIN STREET, SUITE 1920
                      NEW YORK, NEW YORK 10286      HOUSTON, TEXAS 77030
                      (800) 507-9357                (713) 796-8822

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